UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported) June 4, 2013

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York		14513
(Address of principal executive offices)		(Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Comerford Retirement

On June 4, 2013, Ultralife Corporation (the “Company”) and Peter F. Comerford executed a Retirement and Consulting Agreement, Release and Waiver of All Claims (the “Agreement”) pursuant to which Mr. Comerford retired effective May 28, 2013.  At the time of his retirement, Mr. Comerford served as the Company’s Vice President of Administration, Secretary and General Counsel.  Pursuant to the Agreement, the Company has agreed to pay Mr. Comerford his current salary through July 27, 2013 and continue his medical and dental coverage at the Company’s cost through December 31, 2013. Consistent with the Company’s retirement policy, Mr. Comerford’s outstanding, unvested stock options will continue to vest and he will retain all vested unexpired stock options until the relevant option term has expired. Mr. Comerford has agreed to make himself available to act in a consulting capacity to the Company until May 28, 2014 and the Company will compensate him for any such consulting services at a nominal rate. The Company’s Deputy General Counsel and other corporate executives will assume Mr. Comerford’s roles and responsibilities.  A copy of the Agreement will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2013.

Popielec Restricted Stock Unit

On June 4, 2013, the Company’s shareholders approved an amendment to the Company’s Restated LTIP (as defined in Item 5.07 below) that had the effect of authorizing the grant of restricted stock units to Michael D. Popielec, the Company’s President and Chief Executive Officer, under the Company’s Restated LTIP with respect to 120,000 shares of the Company’s common stock that vests as follows:

•	30,000 shares vest on the later of January 1, 2014 or the date the Company’s common stock reaches a closing price of $4.00 per share for fifteen trading days in a thirty trading-day period;
•	30,000 shares vest on the later of January 1, 2014 or the date the Company’s common stock reaches a closing price of $5.00 per share for fifteen trading days in a thirty trading-day period;
•	30,000 shares vest on the later of January 1, 2015 or the date the Company’s common stock reaches a closing price of $4.00 per share for fifteen trading days in a thirty trading-day period; and
•	30,000 shares vest on the later of January 1, 2015 or the date the Company’s common stock reaches a closing price of $5.00 per share for fifteen trading days in a thirty trading-day period.

Upon the vesting of the restricted stock unit, the Company will issue to Mr. Popielec shares of the Company’s common stock.  To the extent not vested, these restricted stock units terminate on December 30, 2020.  The Company previously awarded these restricted stock units to Mr. Popielec on January 29, 2013 subject to shareholder approval of an amendment to the Company’s Restated LTIP, which was obtained as reported in Item 5.07 below.  A copy of Mr. Popielec’s restricted stock unit agreement will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2013.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On June 4, 2013, the Company held its 2013 annual meeting of shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders voted on each of the matters described below.

1.           The Company’s shareholders elected six directors, all of whom constitute the Company’s entire board of directors, to serve for a term of one year and until their successors are elected and qualified.  The number of shares that (i) voted for the election of each director, (ii) withheld authority to vote for each director, and (iii) the number of broker non-votes are set forth in the table below.

Director	For	Withheld	Broker Non-Votes

Steven M. Anderson	11,533,453	138,744	4,066,908
Michael D. Popielec	11,510,993	161,204	4,066,908
Thomas L. Saeli	11,498,388	173,809	4,066,908
Robert W. Shaw II	11,498,788	173,409	4,066,908
Ranjit C. Singh	11,503,303	168,894	4,066,908
Bradford T. Whitmore	11,556,253	115,944	4,066,908

2.           The Company’s shareholders ratified the selection of the Company’s independent registered accounting firm as Bonadio & Co., LLP for 2013.  The number of shares that (i) voted for the ratification of the accounting firm, (ii) voted against the ratification and (iii) abstained from the vote, are set forth in the table below.

For	Against	Abstain
15,612,415	73,326	53,364

3.           The Company’s shareholders voted to approve an amendment to the Amended and Restated 2004 Long-Term Incentive Plan, as amended (“Restated LTIP”), which does not change the total shares available but which does include an increase in the number of shares that can be issued pursuant to awards other than stock options and stock appreciation rights and an increase in the number of shares that may be awarded to an individual during a calendar year and which authorizes restricted stock units.  The number of shares that (i) voted for the amendment, (ii) voted against the amendment, (iii) abstained from voting and (iv) the number of broker non-votes, are set forth in the table below.

For	Against	Abstain	Broker Non-Votes
11,381,978	276,969	13,250	4,066,908

4.           The Company’s shareholders voted to ratify the grants of stock awards in excess of the previous 200,000-share limitation on the number of awards other than stock options and stock appreciation rights set forth in the Restated LTIP.  The number of shares that (i) voted for the grant, (ii) voted against the grant, (iii) abstained from voting, and (iv) the number of broker non-votes, are set forth in the table below.

For	Against	Abstain	Broker Non-Votes
11,356,715	294,843	20,639	4,066,908

Item 8.01     Other Events.

Following the Annual Meeting, the newly elected board of directors met and approved to combine the Company’s Governance Committee and its Strategy and Corporate Development Committee.  The combined board committee was named the Corporate Development and Governance Committee.  In addition, the Company’s board of directors took the actions described below.

Committee Assignments

The board of directors determined that the committees of the board of directors would be composed as follows, with the chair for the current year as indicated:

Audit and Finance Committee
Thomas L. Saeli (Chair)
Robert W. Shaw II
Steven M. Anderson

Compensation and Management
Ranjit C. Singh (Chair)
Steven M. Anderson
Thomas L. Saeli

Corporate Development and Governance
Robert W. Shaw II (Chair)
Steven M. Anderson
Ranjit C. Singh

The Company’s board chair, Bradford T. Whitmore, will serve as an ex-officio member of each board committee.  As an ex-officio member of each board committee, Mr. Whitmore will be able to attend and participate in all committee meetings but he will not be able to vote as a committee member and he will not receive any compensation for his committee service.

Board Compensation

On June 4, 2013, the board of directors approved the Company’s cash compensation for non-employee directors for July 1, 2013 - June 30, 2014.  Each of those directors will receive a board and committee cash retainer.  Each non-employee director will continue to receive an annual cash retainer of $20,000, except for the board chair, who will receive an annual cash retainer of $24,000, a reduction of $4,000 from last year.  In addition, each non-employee director who is a member of a board committee will receive an additional cash retainer for such committee service as summarized in the table below.

Committee Name	Annual Retainer for Committee Members	Annual Retainer for Committee Chairs
Audit and Finance Committee	$6,750	$16,750
Compensation and Management Committee	$5,250	$13,250
Corporate Development and Governance Committee	$6,750	$16,750

The shares of stock comprising each non-employee director’s stock award, excluding the chair of the board of directors, will continue to have an aggregate annual value of $40,000, which the Company will issue in four equal installments of $10,000 on August 15, 2013, November 15, 2013, February 17, 2014 and May 19, 2014, respectively.  The chair of the board of directors will continue to receive an annual award with an aggregate annual value of $66,000 that the Company will issue in four equal installments of $16,500 on the same dates as the grants to the other board members.  The Company will calculate the dollar value of the stock awards by using the value weighted average price of the Company’s common stock on the trading day prior to the date of grant.  The number of shares of common stock granted to a non-employee director is determined by dividing the value of the award by the value weighted average price on the date prior to the date of grant, rounded to the nearest whole number.

Officer Positions

Board Chair:	Bradford T. Whitmore
President and Chief Executive Officer:	Michael D. Popielec
Secretary:	Philip A. Fain
Treasurer:	Philip A. Fain

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2013		ULTRALIFE CORPORATION

	By:	/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer and Treasurer